Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TDK Mediactive, Inc.
Calabasas, California

We hereby consent to the incorporation by reference in the registration statements of TDK Mediactive, Inc. on Forms S-8 (File Nos. 333-48158, 333-63567, 333-11483 and 333-11481) of our report dated April 9, 2002 (except for Notes 1 and 6 which are as of April 30, 2002), relating to the consolidated financial statements of TDK Mediactive, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2002.

/s/ BDO SEIDMAN, LLP

Los Angeles, California
June 26, 2002